Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Randy Maslow, Interim Chief Executive Officer of iAnthus Capital Holdings, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.

The Company’s quarterly report on Form 10-Q for the period ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2021	/s/ Randy Maslow
Randy Maslow
Interim Chief Executive Officer and President (Principal Executive Officer)